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                                                           EXHIBIT 10(d)

                                  LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 9th day of August, 1999 ("Date of this Lease") by and between TBC PLACE PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and HIGHWAY INFORMATION SYSTEMS, INC. ("Tenant"), upon all the terms and conditions set forth in this Lease and in all exhibits and riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

     1. BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section shall be deemed to refer to, and shall have the respective meaning set forth in this Section.

A. Premises: That portion of the Building containing approximately 12,472 rentable square feet, as identified on the Floor Plan attached hereto as Exhibit A.

B. Building: The building known as TBC Place in the City of Durham, North Carolina.

C. Land: That certain parcel of land upon which the Building is located and which is more particularly described in Exhibit E attached hereto.

D. Project: The land and all improvements thereon, including the Building, the parking facilities, and all common areas.

E. Commencement Date: Defined in the Leasehold Improvements Work Letter attached hereto as Exhibit B.

F. Term: Commencing on the Commencement Date and ending on the last day of the 60th full month thereafter.

H.  Net Rentable Area of the Building: Approximately 82,350 square feet.

I. Tenant's Proportionate Share: Approximately fifteen and fifteen one hundredths percent (15.15%), representing the ratio between the Net Rentable Area of the Premises and the Net Rentable Area of the Building, subject to adjustment pursuant to the express terms hereof.

J. Rent: The Base Rent and the Additional Rent.

K. Base Rent:, Initial Base Rent for the Net Rentable Area of the Premises:
Nine and 66/100 Dollars ($9.66) per net rentable square foot or $120,479.52 (12,472 x $9.66).

L. Base Rent Escalation:, The Base Rent rate per square foot of Net Rentable Area of the Premises shall be increased at the expiration of each twelve (12) month period of the Term by three percent (3%) of the Base Rent rate applicable during the then expiring twelve (12) month period.

M. Additional Rent: The Additional Rent shall be all other sums due and payable by Tenant under the Lease, including, but not limited to, Tenant's Proportionate Share of Operating Expenses.

N. Base Year: The Base Year for purposes of calculating Tenant's Proportionate Share of Operating Expenses is 1999.

O. Tenant's Permitted Uses: Tenant may use the Premises only for the purposes set forth in Section 13.1 of the Lease.

P. Security Deposit: An amount equal to the first month's rent paid simultaneously with the execution of this Lease which shall be held by Landlord as security until the expiration of the Term as set forth in Section


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5 of the Lease.

Q. Leasehold Improvement Allowance: Twenty-Three and 85/100 Dollars ($23.85) per rentable square foot as set forth in the Leasehold Improvements Work Letter attached hereto as Exhibit B.

R.  Broker(s):, Landlord's Broker: Commercial Carolina Corporation

Tenant's Broker: Allentown Commercial

     2. GRANTING CLAUSE. Subject to the terms and conditions hereof, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term of this Lease.

     3. TERM. The Term of this Lease shall be for the period set forth in
Section 1(F) of this Lease. Tenant shall accept the Premises in its condition as of the Commencement Date subject to all applicable laws, ordinances, regulations, covenants and restrictions and subject to Landlord's completion of the Leasehold Improvements as required in the Leasehold Improvements Work Letter attached to this Lease as Exhibit B. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as set forth in Sections 10, 11 and Exhibit B of this Lease, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that the Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Sections 10, 11 and Exhibit B of this Lease.

     4.  RENT.

     4.1. Tenant shall pay to Landlord, without notice, demand, or deduction in lawful money of the United States of America, at Landlord's Address for Notices in Section 33.9, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on or before the first day of each calendar month during the Term; and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent shall be paid in advance on the date Tenant executes this Lease and applied to the first installment of Base Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided; however, that if either the Commencement Date or the expiration of the Term falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term. Tenant's covenant to pay Rent hereunder is independent of any other covenant, condition, provision or agreement herein contained. All past due installments of Rent shall be subject to a late charge of five percent (5%) simple of the past due amounts.

     4.2. The Base Rent shall be escalated as specified in Section 1(L) of this Lease commencing on the first day of the first full month following the first anniversary of the Commencement Date (or on the first anniversary date of the Commencement Date, if the Commencement Date is the first day of the month), and on each and every anniversary of such escalation date thereafter during the Term of this Lease.

     4.3 As used in this Lease, the term "Lease Year" shall mean a calendar year during the Term, except that the first Lease Year shall be the period commencing on the Commencement Date and expiring upon the expiration of the calendar year in which the Commencement Date occurs and the final Lease Year shall expire upon the expiration of the Term. If the first or final Lease Year is less than twelve (12) months, all prorations shall be based upon a 365 day year.

     5. SECURITY DEPOSIT. The Security Deposit shall be due on the date Tenant executes this Lease and shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. This Security Deposit is not an advance rental deposit or measure of Landlord's damages in case of


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Tenant's default. Upon each occurrence of an Event of Default (defined in
Section 22), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided at law or in equity. Tenant shall pay Landlord on demand the amount that will restore the Security
Deposit to its original amount. Landlord's obligation regarding the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity which assumes Landlord's obligations under this Section.

6.  OPERATING EXPENSES.

     6.1. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (as defined in Section 1(I)) of Operating Expenses for the Project. Payment thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, repair, replacement and operation of the Project including, but not limited to, costs of: Taxes (defined in Section 8 of this Lease) and fees payable to tax consultants and attorneys for consultation and contesting Taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including, without limitation, paving and parking areas, roads, roofs, alleys and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems, and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administrative fee of 15% of the Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with the requirements of applicable laws, statutes, ordinances, rules and regulations (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the Durham, North Carolina market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Section 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, the costs of renovating space for tenants or any cost associated with any building other than the Building. There shall be no duplication of costs or reimbursements.

     6.2. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses, any expenses which Landlord allocates to the entire Project, Tenant's Proportionate Share shall be the percentage set forth in
Section 1(I) of this Lease as Tenant's Proportionate Share of the Project, as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, the Building or the Project. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement or service that benefits only the


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Premises or only a portion of the Project or Building that includes the
Premises or that varies with occupancy or use. No estimate of Operating Expenses for the Premises by Landlord shall be a guaranty or warranty that such estimates shall be accurate.

     6.3. Landlord shall make available to the Premises all water, gas, electrical power, telephone, sewer and sprinkler services. Landlord shall provide heating and air-conditioning systems sufficient to serve the Premises 24 hours per day, 7 days per week, at such temperatures and in such amounts as is customary in buildings of comparable size and quality and in the Durham, North Carolina market area, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other matters, energy conservation.

     7. UTILITIES. Tenant shall pay for all water, gas, electrical power, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used on the Premises, all maintenance charges for utilities and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Notwithstanding anything contained in Section 6.1 or otherwise in this Lease to the contrary, Landlord may cause, at Tenant's expense, any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer for normal restroom use. Notwithstanding anything contained in this Lease to the contrary, if an interruption or cessation of utilities results from a cause within Landlord's reasonable control which renders the Premises unusable by Tenant for the conduct of Tenant's business, Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord written notice of such interruption and shall continue until such utilities are restored.

     8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively, "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity or application of any Taxes or liens thereof. All levies or other taxes assessed or imposed upon Landlord on the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof, shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed upon Landlord unless such net income taxes are in substitution for any Taxes payable under this Lease. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authorities shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

     9.  INSURANCE.

     9.1 Tenant covenants and agrees that from and after the date of delivery of the Premises by Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following insurance coverages:

          A. Public Liability Insurance. General comprehensive public liability insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon in or about the Premises (including contractual, indemnity and liability coverage to cover Tenant's indemnities set forth herein), such insurance to insure both Tenant and, as additional insureds, Landlord and its members,


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employees and agents and the property manager, and to afford protection to the limit of not less than $3,000,000.00 combined single limit or such higher limits as Landlord may require from time to time during the Term, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence, operations hazard, with a deductible acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

          B. Property Insurance. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof. Such policy will be written in the name of Tenant. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

          C. Workers Compensation Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of North Carolina.

          D. Employer's Liability Insurance. Employer's liability insurance in an amount not less than $1,000,000.00.

          E. Builder's Risk Insurance. In the event Tenant performs any repairs or alterations in the Premises, and builder's risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises.

          F. Other Insurance. Any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require from time to time in form or in amount.

     9.2. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or property manager or be canceled or amended with respect to Landlord or property manager without the insurance company endeavoring to give Landlord and property manager at least thirty (30) days prior written notice of such lapse, cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) such insurance will include a loss payee endorsement protecting the Landlord and Landlord's designees and (d) Tenant's insurance is contributing in the event of overlapping coverage which may be carried by Landlord. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by Section 9.1 of this Lease or duly executed originals of the certificates of such insurance evidencing in-force coverage on or before the Commencement Date. Further, Tenant shall deliver to Landlord renewals thereof at least ten
(10) days prior to the expiration of the respective policy terms.

     9.3. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all customary requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, contractors, or invitees, such statement or threat shall be conclusive evidence that the increase in such rate is due to the act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

     9.4. Landlord covenants and agrees that from and after the date of


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delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain the following insurance, the cost of which shall be included in Operating Costs:

          A. Public Liability Insurance. General comprehensive public liability insurance covering the common areas of the Project and the Building against claims for personal or bodily injury or death or property damage occurring upon, in or about the common areas (including contractual, indemnity and liability coverage to cover Landlord's indemnities set forth herein), such insurance to afford protection to the limit of not less than $3,000,000 combined single limit or such higher limits as Landlord may elect, at its option, to carry from time to time, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Landlord's indemnities set forth herein, with a commercially reasonable deductible. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

          B. Property Insurance. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering the Project and the Building in an amount not less than one hundred percent (100%) of full replacement cost thereof, subject to a commercially reasonable deductible.

          C. Other Insurance. Such other insurance as Landlord may elect, at its option, to carry and maintain from time to time.

     9.5. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "all risk" or similar policies covering real property or personal property required to be obtained and maintained hereunder (or which would have been covered if the party claiming such right of subrogation or recovery or cause of action had carried the insurance required by this Lease) or covered by any other insurance maintained by the waiving party. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

     10. LANDLORD'S REPAIRS.

     A. Landlord shall maintain and repair, at Tenant's cost and expense (billed to and paid by Tenant as Tenant's Proportionate Share of the Operating Expenses), all portions of the Project and the Building except for items which are Landlord's responsibility as set forth in Section 10B which shall be maintained and repaired at Landlord's expense, and except for the items which are Tenant's responsibility as set forth in Section 11 which shall be maintained and repaired at Tenant's expense.

     B. Landlord shall maintain and repair, at Landlord's expense, the structural soundness of the roof, foundation and exterior walls of the Building in good condition, reasonable wear and tear and uninsured losses and damages caused by Tenant, its employees, agents, contractors and invitees excluded. The term "walls" as used in this Section shall not include windows, glass or plate-glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.

     C. Landlord shall maintain and repair, at Tenant's cost and expense (directly billed to and paid by Tenant and not prorated as part of the Operating Expenses), the following components (i) of the Building which exclusively serve the Premises and (ii) of the Premises: dock and loading areas, dock bumpers, dock plates and levelers, truck and overhead doors, fire sprinklers and fire protection systems and electrical, plumbing and mechanical (including heating and air conditioning) systems and equipment.

     D. Tenant shall promptly give Landlord written notice of any repair


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required by Landlord pursuant to this Section, after which Landlord shall diligently make all necessary repairs within a reasonable period of time after receipt of such written notice from Tenant.

     11. TENANT'S REPAIRS. Tenant, at Tenant's expense, shall repair, replace and maintain in good condition the interior of the Premises, including entries, doors, windows, glass and plate glass, ceilings, and roof membrane penetrations caused by Tenant, its employees, agents, contractors and/or invitees, interior walls and the interior side of demising walls. If Tenant fails to perform any maintenance, repair or replacement for which it is responsible, Landlord may, but shall not be required to, perform such work and be reimbursed by Tenant within ten (10) days after demand therefore. Subject to Sections 9 and 14 of this Lease, Tenant shall bear the full cost of any repair or replacement to any part of the Building or the Project that results from damage caused by Tenant, its employees, agents, contractors or invitees, as well as any repair that benefits only the Premises.

     12.  ALTERATIONS.

     12.1. Tenant shall not make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent may not be unreasonably withheld. Notwithstanding the foregoing, in the event any such proposed alteration would, in the reasonable judgment of Landlord, affect any structural components of the Building or any of its equipment or systems, Landlord may withhold its consent to any such alteration in its sole discretion. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord is satisfied that the contractor or person proposed by Tenant to make such alterations (the "Contractor"), and the insurance coverage to be provided by Contractor in connection with the work, are reasonably acceptable to Landlord, (b) Landlord approves final and complete plans and specifications for the work and (c) all appropriate governmental agencies have approved the plans and specifications for such work. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord and any such governmental agencies, and upon Tenant's payment to Landlord of any fees charged by any mortgagee or lessor of Landlord for such review and approval, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are made by the Contractor reasonably acceptable to Landlord in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Section 12. All alterations shall be made at Tenant's sole cost and expense. Tenant shall keep the Project, the Building, and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of, Tenant (other than by Landlord pursuant to this Lease). Notice is hereby given that neither Landlord, nor any mortgagee or lessor of Landlord, shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to this Lease. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of North Carolina to cover the amount of the lien claim plus any penalties, interest, attorney's fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond over such lien within twenty (20) days after the earlier of Tenant becoming aware of such lien or written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and reasonable attorney's fees actually incurred.

     12.2. All construction, alterations and repair work done by or for Tenant shall: (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect any structural component of the Building or any of the Building's systems or equipment or the safety of the Project, the Building or the Premises; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance


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requirements, including, without limitation, requirements of the American
With Disabilities Act ("ADA"); (d) not result in any usage in excess of building standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner; and (f) not unreasonably disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as-built" plans and specifications depicting and describing such alterations.

     12.3. Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Project (including structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other common areas of the Project all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability or of any term of this Lease and without an abatement of Rent. Without in any way limiting the generality of the foregoing Landlord's rights shall include, but not limited to, the right to perform, or cause the performance of the following: (i) construct scaffolding and other structures and perform all work and other activities associated with such changes, alterations, improvements, modifications, renovations, and/or additions; (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors, and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other common areas; (iii) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building; (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, and (v) repair, change, modify, alter, improve, renovate or make additions to the structural components of the Building or any portion thereof. When exercising the rights herein, Landlord will use good faith efforts not to interfere with Tenant's use and occupancy of the Premises.

     13.  USE AND COMPLIANCE WITH LAW.

     13.1. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto, including, but not limited to, general office activities. Tenant shall not conduct or give notice of any auction, liquidation or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or the Building in which the Premises is located or subject the Premises to use that would damage the Premises or the Building in which the Premises located. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Notwithstanding the foregoing, Tenant may store Tenant's operational mobile highway radio advisory systems and service vehicles outside in the courtyard area cross-hatched on the Site Plan for the Project attached hereto as Exhibit D and made a part hereof by this reference. Tenant, at Tenant's sole expense, shall use and occupy the Premises in compliance with all laws (including, without limitation, the Americans with Disabilities Act), orders, judgments, ordinances, regulations, codes, directives, permits, licensees, covenants, and restrictions now or hereafter applicable to the Premises (collectively "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, as any or all of them may be amended from time to time. Tenant shall, at Tenant's expense, make all alterations or modifications, within or without the

Premises, that are required by the Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises, the Building or the Project is caused, in whole or in part, by Tenant's use or occupancy of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. Any statements set forth in this Section 13.1 or elsewhere in this Lease regarding the particular nature of the business to be conducted by Tenant in the Premises or the uses to be made thereof by Tenant shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by applicable law. Tenant shall indemnify and hold Landlord harmless from any loss, cost, or claim or expenses which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under this Section 13. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

     13.2. Tenant shall not use or permit the use of the Premises or any portion of the Project for the storage, treatment, use, production or disposal of any hazardous substances or hazardous waste (as those terms are defined under CERCLA or RCRA or any other applicable federal, state or local environmental protection laws, ordinances, codes, rules or regulations) other than those which are stored or used in accordance with all applicable laws, rules and regulations and those which (i) are incidental to and commonly used in general executive administrative offices or (ii) are wet and gel cell batteries used or stored by Tenant on the Premises. Tenant does hereby indemnify and hold Landlord harmless from and against any and all damage to any property, or injury to or death of any person, as a result of Tenant's violation of Section 13 of this Lease. Tenant's indemnity shall include the obligation to reimburse Landlord for any and all costs and expenses (including reasonable attorney's fees) incurred by Landlord, its agents or employees as a result of Tenant's violation of of Section 13 of this Lease.

     14.  DAMAGE OR DESTRUCTION.

     14.1. If at any time during the Term of this Lease, the Premises are damaged by fire or other casualty, Landlord shall notify Tenant within sixty
(60) days after such damage or destruction as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed one hundred fifty (150) days from the date of such damage or destruction, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty
(30) days after Landlord's notice. If neither party elects to terminate this Lease and if Landlord estimates that restoration will take one hundred fifty
(150) days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant, at Tenant's expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restorations not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last twelve
(12) months of the Lease Term and Landlord reasonably estimates that it will take more than one (1) month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises caused by Tenant or any employee, agent, contractor or invitee of Tenant, the amount of the commercially reasonable deductible (which shall not exceed $10,000.00) under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice. If the damage caused by Tenant, or Tenant's employees, agents, contractors or invitees, involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration proportionately based upon the area of the Premises which is not usable by Tenant. Notwithstanding the foregoing, in no event shall Base Rent or Operating Expenses abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful act or omission of Tenant, or Tenant's employees, agents, contractors or invitees. To the extent Tenant is entitled to such abatement, such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease based upon such damage or destruction.

     14.2. Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair of any portion of the Premises or the Building under this Section 14. In the event that Tenant collects any insurance proceeds (or would have the right to collect such proceeds if Tenant had been carrying the insurance policies required by this Lease) on account of damage or destruction to the Leasehold Improvements, and such Leasehold Improvements are not restored or repaired, either in whole or in part, then Tenant shall pay to Landlord an equitable portion of such insurance proceeds (or those that would have been payable to Tenant had it been carrying the insurance policies required by this Lease) based on the ratio between the amount that Tenant expended in connection with such Leasehold Improvements and the amount contributed by Landlord thereto pursuant to the other terms hereof. The terms of the foregoing sentence shall survive the termination or expiration of the Term of this Lease.

     14.3. In the event of termination of this Lease pursuant to Section 14 of this Lease, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

     15.  CONDEMNATION.

     15.1. In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event that all or substantially all of the Premises is temporarily taken by eminent domain and such taking causes all or a substantial portion of the Premises to be unusable by Tenant for a period of one hundred fifty (150) consecutive days for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such temporary taking, and Tenant or Landlord, as the case may be, shows such fact to the other party to a degree of certainty reasonably acceptable to such other party, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

     15.2. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's reasonable and good faith judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

     15.3. In the event of termination of this Lease pursuant to the provisions of Section 15.1 or 15.2 of this Lease, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

     15.4. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

     16. ACCESS AND INSPECTION. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to re-enter the Premises at reasonable hours and upon reasonable prior notice (or, in the event of an emergency or at any time that an event of default on the part of Tenant is outstanding, at any hour and without any notice) for any reasonable purpose, including, without limitation, the following purposes: (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term of this Lease and to prospective tenants during the last year of the Term; (b) to inspect the Premises; (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease; (d) to clean or make repairs required of Landlord under the terms of this Lease; (e) to make repairs to areas adjoining the Premises; and (f) to repair and service utility lines or other components of the Building. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Section and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

     17. INDEMNIFICATION. Subject to the provisions of this Section, Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property, or injury to or death of any person, that occurs in the Premises or on the Project which arises out of or relates to the acts or omissions of Tenant, its agents, employees, contractors or invitees prior to the termination or expiration of the Lease or to Tenant vacating possession of the Premises, whichever last occurs. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury to persons or property resulting from the condition or design of, or any defect in the Project, the Building or the Premises, nor shall Landlord be liable for any damage or loss caused by other tenants, occupants or persons in the Building or the Project. Tenant, for itself and its agents, employees, contractors and invitees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project, the Building or the Premises.

     18.  ASSIGNMENT AND SUBLETTING.

     18.1 Without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall not assign this Lease or sublease all or part of the Premises or mortgage, pledge or hypothecate Tenant's leasehold interest or grant any concession or license within the Premises. Any attempt to do any of the foregoing shall be void AB INITIO and of no force or effect. For purposes of this Section, a transfer of a controlling ownership interest in Tenant shall be deemed an assignment of this Lease unless such ownership interests are publically traded on a nationally recognized stock exchange. No acceptance by Landlord of any Rent, or any other sum of money, from any assignee, subtenant or other transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, mortgage, pledge, encumbrance or other transfer. Tenant acknowledges and agrees that any consent by Landlord pursuant to this Section shall not be deemed to be a consent to any subsequent assignment, sublease, mortgage, pledge, encumbrance or any other agreement or other action to which Landlord's consent is required.

     18.2 Notwithstanding the foregoing, the Tenant may assign this Lease or sublet the Premises, in whole or in part, to any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant (a "Tenant Affiliate") without the prior written consent of Landlord but with prior written notice to Landlord of such assignment or sublease. Tenant, upon written request by Landlord, shall provide Landlord with such information and documentation evidencing that the entity to which the Lease is being or was assigned or to which the Premises is being or were sublet qualifies as a Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket costs and expenses, including legal costs and expenses, incurred in connection with any assignment of this Lease or sublease of the Premises, in whole or in part. Upon Landlord's receipt of Tenant's written notice of Tenant's desire to assign this Lease or sublet the Premises, in whole or in part (other than to a Tenant Affiliate), Landlord may, but shall not be required to, terminate this Lease with respect to the space described in Tenant's Notice by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice. Any such termination shall be effective as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

     18.3 Notwithstanding any such assignment of this Lease or subletting of the Premises, Tenant, and any guarantor or surety of Tenant's obligations under this Lease, shall at all times remain fully and primarily responsible and liable for the payment of Rent and for performance in accordance with the terms of this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting). In the event that the Rent due and payable by a sublessee or assignee (or a combination of the Rent payable under such sublease or assignment plus any bonus or other consideration therefore or incident thereto) exceeds the Rent payable under this Lease, Tenant shall be bound and obligated to pay Landlord as additional Rent under this Lease fifty percent (50%) of all such excess rental and other excess consideration within ten (10) calendar days following the receipt thereof by, or on behalf of, Tenant.

     18.4 If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant's leasehold interest or the grant of any concession or license within the Premises or if the Premises be occupied, in whole or in part, by anyone other than Tenant, then upon a default by Tenant under this Lease, Landlord may collect Rent and any other sum of money otherwise due, from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent of any excess rentals to which Landlord is entitled as hereinabove set forth, apply the amount collected to the next Rent payable under this Lease. All Rent, collected by Tenant shall be held in trust for Landlord and shall immediately be forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of the terms of this Lease or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations under this Lease.

     19. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements set forth in this Lease which are required to be performed by Tenant, Tenant shall, subject to the terms and conditions of this Lease, at all times during the Lease Term have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     20. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 14 and 15 of this Lease excepted. Any alterations, improvements and fixtures installed upon the Premises by or for the benefit of Tenant and all of Tenant's personal property not removed by Tenant as permitted or required by this Lease, shall be deemed abandoned and may be stored, removed and disposed of by Landlord, at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including, without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

     21. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term or the earlier termination of Tenant's right of possession, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and conditions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month, or part thereof, during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided in this Lease, and this Section shall not be construed as consent by Landlord for Tenant to retain possession of the Premises.

     22. EVENTS OF DEFAULT. The occurrence of any of the events described below shall constitute a default by Tenant under this Lease:

     22.1. Tenant shall fail to pay any installment of Base Rent or any other payment required under this Lease when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

     22.2. Tenant or any guarantor or surety of Tenant's obligations hereunder shall (i) make a general assignment for the benefit of creditors;
(ii) commence any case, proceeding or other action seeking to have any order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property (collectively a "proceeding for relief"); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership, limited liability company or other entity).

     22.3. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

     22.4. Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted uses set forth in Section 1(O) of this Lease, whether or not Tenant is in monetary or other default under this Lease.

     22.5. Tenant shall attempt, or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease, except as otherwise permitted in this Lease.

     22.6. Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

     22.7. Tenant shall fail to comply with any term or condition of this Lease other than those specifically referred to in this Section 22, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord has given Tenant written notice of such default.

     23. LANDLORD'S REMEDIES. Upon the occurrence of any default by Tenant specified in Section 22 of this Lease, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth below:

     23.1. Termination. Landlord may terminate this Lease by written notice to Tenant in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor. Upon any such termination, Tenant shall be and remain liable for all obligations of Tenant arising or accruing under this Lease prior to the time of termination and, in addition thereto, for the damages provided for in Section 23(4) hereof.

     23.2. Terminate Possession. Landlord may terminate Tenant's right of possession (but not this Lease), by written notice to Tenant specifying the date of termination in such notice, and, on or after such date, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution of any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Premises. Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, or by private negotiations, and receive the rent therefor. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting actually incurred by Landlord, including lease assumptions, reasonable brokerage fees and attorneys' fees and the costs of any alterations, repairs, redecorations and restorations; third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder or shall be paid to Tenant to the extent (and only to the extent) provided in the third following sentence. If such rentals and other sums received from such reletting during any month are less than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals and the sums received from such reletting during any month shall be more than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall have no right to, and shall receive no credit for, the excess; provided, however, if any such excess shall exist at such time as this Lease shall terminate, after application of such rentals and sums received from reletting in the manner hereinabove set forth, such excess shall be paid to Tenant. No such reentry or taking possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous Event of Default.

     23.3. Entry. Landlord may enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees, which Landlord may actually incur in thus effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

     23.4. Acceleration. If this Lease is terminated by Landlord as a result of the occurrence of an Event of Default, Landlord may declare to be due and payable immediately the excess of (i) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (determined as though the Lease has not been terminated) discounted to present value by using a discount factor of eight percent (8%) over (ii) the then fair market rental value of the Premises for the remainder of the Lease term discounted to present value by using a discount factor of eight percent (8%) per annum. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Rent and other charges, costs and assessments due as provided in Section 23.2 hereof, at Landlord's address as provided herein. If

Landlord exercises its rights under this Section 23.4, Landlord and Tenant agree that the payment of the aforesaid accelerated amount shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

     23.5. Self-Help. Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord, or incurred by Landlord in effecting such performance or other act, and all necessary incidental costs, together with interest thereon at the legal rate of interest, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     23.6. Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

     24. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Building (and the actual rents received by Landlord from the Building from and after the date of any money judgment against Landlord) for the collection of any judgment or other judicial process requiring the payment of money by Landlord. In no event shall either Landlord or any partners, shareholders, members or other principals of Landlord, or any managers or employees of Landlord be personally responsible or liable for the payment of any such judgment or process, and, subject to the preceding sentence, the assets of any such party or person shall not be subject to levy, execution or other judicial process for the satisfaction thereof. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any assignment, conveyance or other transfer of any such title or interest (each of which may be effected without Tenant's consent), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

     25. SUBORDINATION AND ATTORNMENT. This Lease and Tenant's interests and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created, on or against the Project, the Building or the Premises by Landlord, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments and other documents confirming such subordination and such instruments and other documents of attornment as shall be requested by any such holder. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument or other documents to be recorded.

Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by written notice to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording, and in that event, such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, mortgages, security deeds, security assignments and any other instrument which creates a lien. Any reference to the "holder" of such a mortgage shall be deemed to include the beneficiary under a deed of trust.

     26. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten
(10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that (i) this Lease is in full force and effect; (ii) the date to which rent has been paid; (iii) Landlord is not in default under this Lease (or specifying in detail the nature of Landlord's default); (iv) the termination date of this Lease; and (v) such other matters relating to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute on its behalf, and in its name, any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

     27. SECURITY SERVICES. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage or injury suffered or incurred by Tenant in connection with any unauthorized entry into the Project, the Building or the Premises, or any other breach of security with respect to the Project, the Building or the Premises.

     28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant, as the case may be. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

     29. BROKERS AND COMMISSIONS. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Brokers, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Brokers. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall pay a commission to Commercial Carolina Corporation ("Landlord's Broker") in accordance with a separate written agreement with Landlord's Broker and shall pay a commission to Allentown Commercial ("Tenant's Broker") in accordance with the terms thereof or of a separate written agreement between Landlord and Tenant's Broker. All brokers, including Brokers, shall be required to execute and deliver lien waivers as a condition of payment. The parties hereto acknowledge that Landlord's Broker is acting as agent for Landlord in this transaction and that Tenant's Broker is acting as agent for Tenant in this transaction.

     30. BANKRUPTCY. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the entry of an order for relief.

     30.1. If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later then ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

     30.2. The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and
(c) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) the Trustee or any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months Rent accruing under the Lease; (ii) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, dated no earlier than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months Rent accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of (ii) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Premises. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

     30.3. The parties agree that for the purposes of the Bankruptcy Code relating to (i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss", the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the Interest Rate on all unpaid Rent, all attorney's fees and all related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings.

     31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations ("Rules and Regulations") at any time or from time to time established by Landlord covering use of the Premises, the Building and the Project. The current Rules and Regulations are attached hereto as Exhibit C. In the event of any conflict between the Rules and Regulations and other provisions of this Lease, the other terms and conditions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any Rules and Regulations by any other tenants in the Project or the Building.

     32. PARKING. The parking area available to Tenant, its employees, agents, contractors and invitees shall be free and designated on a non-exclusive, unreserved basis for all Project tenants (including Tenant) and their respective employees, customers, invitees and visitors. Landlord shall designate certain parking spaces as being available for visitor parking. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Notwithstanding the foregoing, Landlord reserves the right to designate certain portions of the parking areas on a reserved, exclusive basis, including, without limitation, for handicapped, vans, visitors, cycles, other reserved, courier and loading purposes.

     33.  MISCELLANEOUS.

     33.1. Entire Agreement; Amendments. This Lease and the exhibits and riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease, it being acknowledged that any such negotiations, arrangements, brochures, agreements, and understandings have been fully incorporated herein and this Lease is a full and final integration of the agreement of the parties hereto, including without limitation, all such prior negotiations, arrangements, brochures, agreements, and understandings. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

     33.2. Severability; Headings. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term or condition of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining terms and conditions contained in this Lease shall not be affected. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

     33.3. Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section
33.3 shall be deemed to override the terms and conditions of Section 18 (Assignment and Subletting ) of this Lease.

     33.4. Tenant's Authority. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of North Carolina and in good standing with the State of North Carolina, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of North Carolina, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other legal entity.

     33.5. Governing Law. This Lease shall be governed by and construed under the laws of the State of North Carolina.

     33.6.  Time of Essence.  Time is of the essence of this Lease.

     33.7. No Estate. The Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant (except as expressly provided herein).

     33.8. Exhibits. Each of the exhibits attached hereto, and each of the terms and conditions set forth therein, are hereby incorporated herein, and shall be deemed to a part of this Lease as if fully set forth herein.

     33.9. Notices. All notices, requests, demands or other communications required or permitted to be given hereunder shall be in writing and shall be addressed and delivered by hand or by certified mail, return receipt requested, or by commercial overnight courier, by hand delivery by reputable courier, to each party at the addresses set forth below. Any such notice, request, demand or other communication shall be considered given or delivered, as the case may be, on the date of receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which proper notice was not given shall be deemed to be receipt of the notice, request, demand or other communication. By giving prior written notice thereof, any party may from time to time and at any time change its address for notices hereunder. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party.

Landlord:   TBC Place Partners, LLC
            c/o OA Development, Inc.
            2801 Buford Highway, NE
            Suite 500
            Atlanta, GA  30329
            Attn: Steve Berman

With a copy to:  Frank L. Wilson, III, Esq.
                 Wilson Brock & Irby, LLC
                 Overlook I, Suite 700
                 2849 Paces Ferry Road
                 Atlanta, Georgia 30339

Tenant:
        Before Commencement Date:

        Highway Information Systems, Inc.
        4900 Prospectus Drive
        Suite 250
        Durham, North Carolina 27713
        Attention: Andrew Turner

After Commencement Date:
                          Highway Information Systems, Inc.
                          4021 Stirrup Creek Drive
                          Suite 100
                          Durham, North Carolina 27713
                          Attention: Andrew Turner

With a copy to:   Joan Riley, Esq.
                  Quixote Corp.
                  One East Wacker Drive
                  Suite 3000
                  Chicago, IL 60601

     33.10. Landlord Consent. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval in Landlord's sole discretion.

     33.11. Tenant's Financials. At Landlord's request, from time to time, Tenant shall furnish Landlord with true and complete copies of Tenant's most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or principals.

     33.12. No Recording. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     33.13. Rules of Construction. The normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

     33.14. Lease Submission Not Option. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

     33.15. No Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate.

     33.16. Waiver of Jury Trial. Tenant and Landlord waive any right to trial by jury or to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between Landlord and Tenant arising out of this Lease, or any other instrument, document or agreement executed or delivered in connection with this Lease or the transactions related hereto.

     33.17. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or paintings or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent which shall not unreasonably withheld or delayed. Upon surrender or vacation of the Premises, Tenant shall promptly remove, at Tenant's expense, all signs and repair, paint and/or replace the Building facia surface to which its signs, if any, are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments, if any. All signs, decorations, advertising media, blinds, draperies and other window treatments or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, and shall conform in all respects to Landlord's requirements.

     IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the Date of this Lease.

 LANDLORD:

TBC PLACE PARTNERS, LLC,
a Georgia limited liability company

BY:  Steber, Inc., a Georgia corporation,
     Manager

By:  /s/ Steven Berman, President
     Steven Berman, President

[CORPORATE SEAL]

TENANT:

HIGHWAY INFORMATION SYSTEMS, INC.

By:  /s/ Leslie J. Jezuit
     Name: Leslie J. Jezuit
     Title: President and Chief Operating Officer

[CORPORATE SEAL]

                                    EXHIBIT A

FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                       LEASEHOLD IMPROVEMENTS WORK LETTER

(LEASEHOLD IMPROVEMENT ALLOWANCE)


     1. Leasehold Improvements. Landlord shall cause the leasehold improvements to the Premises ("Leasehold Improvements") to be constructed and installed in a good and workmanlike manner and in substantial accordance with final plans and specifications ("Working Drawings and Specifications") to be prepared by Landlord's architect and engineers and approved by Tenant, such approval not to be unreasonably withheld or delayed. Such plans and specifications shall be in accordance with the preliminary plans and specifications furnished by Landlord as of the date hereof , based upon input by Tenant. In connection with, and in order to expedite, preparation of the Working Drawings and Specifications, Tenant shall provide comments to, and shall cooperate with, Landlord and Landlord's architects, engineers and other consultants promptly following request for such comments. Landlord my commence construction prior to finalization of the Working Drawings and Specifications, and Tenant agrees that it shall cooperate with Landlord to review and approve portions of the Working Drawings and Specifications for different stages or elements of the work so that construction may proceed on a "fast track" basis. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out under the sole direction of Landlord. Tenant shall cooperate with Landlord and Landlord's architect, contractors, employees, agents and other persons in order to promote the efficient and expeditious completion of such work.

     2. Tenant Change Orders. The Working Drawings and Specifications define the entire scope of Landlord's obligation to construct or provide the Leasehold Improvements. Subject to this Paragraph, Landlord shall make additions or changes to the Working Drawings and Specifications requested by Tenant ("Tenant Change Orders"). Tenant shall advise Landlord regarding any Tenant Change Orders in writing. All reasonable costs of reviewing any Tenant Change Orders, and any and all costs of making any such change shall be at Tenant's sole cost and expense, and shall be paid pursuant to Paragraph 5 of this Leasehold Improvement Work Letter. Such costs shall include, without limitation, costs of architects, engineers and consultants in reviewing and designing any such changes and the costs of contractors implementing such changes. When Landlord requests Tenant to provide specific information regarding any Tenant Change Orders, Tenant shall respond promptly so as not to delay Substantial Completion of the Leasehold Improvements on or before the Target Completion Date.

     3. Target Completion Date. Landlord shall use its reasonable efforts to cause the Leasehold Improvements to be substantially completed on or before ninety (90) days following the Date of this Lease ("Target Completion Date"). Landlord shall not be liable to Tenant for any damages, losses, costs or expenses incurred by Tenant because of a failure to substantially complete the Leasehold Improvements on or before the Target Completion Date.

     4. Leasehold Improvement Allowance. Landlord shall contribute an amount equal to Twenty-Three and 85/100 Dollars ($23.85) per rentable square foot, inclusive of all design fees and moving allowance ("Leasehold Improvement Allowance"). The ceiling grid will be in place with ceiling tiles and lights stacked on the floor. The Leasehold Improvement Allowance shall be used for the actual costs of designing and constructing the Leasehold Improvements as such costs are incurred. Landlord shall pay actual costs, up to a maximum amount equal to the Leasehold Improvement Allowance, directly to the contractor promptly following receipt of billing and reasonably satisfactory documentation, including appropriate contractor affidavits and waivers from the contractor and all subcontractors engaged in installing or constructing the Leasehold Improvements. Landlord and Tenant shall use their respective best efforts to value engineer the design and construction of the Leasehold Improvements so that the total costs and expenses for the Leasehold Improvements together with all design, engineering and other fees and expenses, will not exceed the Leasehold Improvement Allowance. In the event that notwithstanding such best efforts, such costs and expenses exceed the Leasehold Improvement Allowance, Landlord and Tenant shall share equally, and be responsible for paying for one-half (1/2) of, all such costs and expenses in excess of the Leasehold Improvement Allowance. Tenant shall pay Tenant's share of such excess costs and expenses as set forth below in Paragraph 5 of this Leasehold Improvements Work Letter.

     5. Tenant Responsibility for Leasehold Improvement Costs. Subject to Landlord's payment of the Leasehold Improvement Allowance, Tenant shall be responsible for payment of one-half (1/2) of the following: (i) all costs, including professional fees, of Landlord's architect, space planner, and other professionals for the review and preparation of the Working Drawings and Specifications or any Tenant Change Orders or other necessary change orders thereto; and (ii) all costs to complete the construction and installation of the Leasehold Improvements, including , but not limited to, the cost of all labor and materials supplied to construct, install and complete the Leasehold Improvements, including the contractor's profit and overhead expenses. Tenant shall pay to Landlord, upon substantial completion of the Leasehold Improvements or at such earlier date as shall be requested by Landlord, one-half (1/2) of the amount by which the costs paid or incurred in connection with the Leasehold Improvements or otherwise required to be paid hereunder by Tenant exceed the Leasehold Improvement Allowance, such amount to be indicated on a statement delivered by Landlord to Tenant. Tenant agrees that in the event it fails to make any required payment required in this Leasehold Improvements Work Letter in a timely manner, Landlord, in addition to any and all other remedies to which Landlord is entitled at law or in equity, shall have the same rights and remedies against Tenant as Landlord would upon the occurrence of an Event of Default in the payment of Rent under this Lease.

     6. Substantial Completion of Leasehold Improvements. The Leasehold Improvements shall be deemed substantially completed ("Substantial Completion") when, (i) Landlord obtains a temporary certificate of occupancy, or equivalent, from the local governmental authority having jurisdiction thereof for the Premises, and (ii) Landlord obtains a written statement signed by the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("Construction Manager"), that, in the opinion of the Construction Manager, the Leasehold Improvements have been substantially completed in accordance with the Working Drawings and Specifications, as modified by any Tenant Change Orders or other change orders, except for punch list items which do not prevent in any material manner the utilization of the Premises for the purposes for which they were intended. As soon as Substantial Completion of the Leasehold Improvements has been achieved, Landlord shall notify Tenant in writing of the date on which Substantial Completion occurred, and such date, unless Landlord and Tenant agree to another date in writing, shall be the "Commencement Date" of this Lease. In the event Tenant, or Tenant's employees, agents or contractors, cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the Working Drawings and Specifications, Tenant's request for long lead time items or Tenant's interference with the installation and construction of the Leasehold Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been.

     7. Punch List Work. Tenant shall be entitled to prepare and deliver to Landlord a list of punch list items ("Punch List") which need to be performed to finally complete installation and construction of the Leasehold Improvements in accordance with the Working Drawings and Specifications ("Punch List Work"). The Punch List must be delivered to Landlord within thirty (30) days of the date of Substantial Completion. Landlord shall cooperate with Tenant in good faith and shall endeavor to complete, or cause to be completed, the Punch List Work as soon as reasonably practicable following delivery of the Punch List as required hereby.

                                     EXHIBIT C

RULES AND REGULATIONS

1. The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant, or its employees, agents, contractors or invitees or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscape areas or other areas outside of its Premises or on the roof of the Project, except that Tenant shall be permitted to install an antenna and radio in a location which is in reasonable proximity to the Premises, subject to approval of such location by Landlord, such approval not to be unreasonably withheld.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls or corridors of the Building or the Premises.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except an air compressor and otherwise as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle or any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Building and the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property located on the Project, the Building or the Premises, however occurring, or for any damage to the personal property of Tenant, or Tenant's employees, agents, contractors or invitees, by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises after Tenant becomes aware of any such defects.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of water or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Project, the Building or the Premises. Notwithstanding the foregoing, Tenant may store up to but not exceeding a total of fifteen (15) trailers and service vehicles as provided in Section
13.1 of the Lease.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises, the Building or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used of lodging, sleeping or cooking or for any immoral or illegal purposes or for any purposes other than those specified in the Lease. No gaming devises shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity for the electrical wiring in the Project and the Premises and the needs of other tenants and shall not use more than safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devise of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                      EXHIBIT D

                               SITE PLAN OF THE PROJECT

                                       EXHIBIT E

                             LEGAL DESCRIPTION OF THE LAND

(TBC Place Partners, LLC)

All that tract or parcel of land lying and being in the City of Durham, Durham County, North Carolina and being more particularly described as follows:

Beginning at a new iron pipe located in the northern right of way line of Stirrup Creek Drive, said iron pipe being located south 82 degrees 17 minutes 57 seconds west, 622.43 feet from a PK nail located at the intersection of the centerlines of Stirrup Creek Drive (60' right of way) and Twin Creeks Drive (60' right of way), thence running with the northern right of way line of Stirrup Creek Drive, the following courses, north 88 degrees 26 minutes 40 seconds west, 130.73 feet to a new iron pipe, thence along a curve to the right having a radius of 770.00 feet and a length of 280.69 feet, a chord bearing and distance of north 77 degrees 42 minutes 05 seconds west, 279.14 feet to a new iron pipe, thence north 67 degrees 15 minutes 30 seconds west,
287.77 feet to a new iron pipe, thence leaving the northern right of way line of Stirrup Creek Drive, north 16 degrees 01 minutes 45 seconds east, 519.84 feet to a new iron pipe, thence south 82 degrees 24 minutes 24 seconds east,
632.35 feet to a new iron pipe, thence south 09 degrees 45 minutes 33 seconds west, 598.99 feet to the point and place of beginning, containing 8.92 acres, more or less (388,555.20 square feet), as shown on that plat of survey dated April 6, 1998, last revised August 24, 1998, for TBC Place Partners, LLC, Steven Berman, Wachovia Bank, N.A., Triangle Park (Raleigh) PIP, Limited Partnership and Chicago Title Insurance Company by DS Atlantic, Timothy E. Bowes, North Carolina Registered Land Surveyor L-3455, and as shown as Lot 101 on that plat recorded at Plat Book 141, Pages 135 and 136 Durham County Register of Deeds.